Exhibit 16.1

Grant Thornton

December 30, 2013

US Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Audit • Tax • Advisory
Grant Thornton LLP
200 S 6th Street, Suite 1400
Minneapolis, MN 55402-1459
T 612.332.0001
F 612.332.8361
www.GrantThornton.com

Re: Aetrium Incorporated
File No. 000-22166

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Aetrium Incorporated dated December 30, 2013, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP